EXHIBIT A
                        CURTISS-WRIGHT CORPORATION

                     The 1995 Long-Term Incentive Plan

SECTION 1.  PURPOSES.
The purposes of the 1995 Curtiss-Wright Long-Term Incentive Plan (the "Plan") are to encourage selected key employees of Curtiss-Wright Corporation (the "Company") to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders and the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2.  DEFINITIONS.
As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Award" shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option granted pursuant to the provisions of the Plan.

(b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

(e) "Committee" shall mean the Executive Compensation Committee of the Board, composed of not less than three directors each of whom is a Disinterested Person.

(f) "Company" shall mean Curtiss-Wright Corporation.

(g) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

(h) "Dividend Equivalent" shall mean any right granted pursuant to Section 13(i) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

(i) "Employee" shall mean any salaried employee of the Company or its Subsidiaries.

(j) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

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(k) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(l) Limited Stock Appreciation Right shall mean a Stock Appreciation Right that can only be exercised in the event of a change in control, according to the definition and provisions of Section 8 of the Plan.

(m) "Non-qualified Stock Option" shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option.

(n) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(o) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(p) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 10 hereof.

(q) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(r) "Performance Share" shall mean any grant pursuant to Section 10 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(s) "Performance Unit" shall mean any grant pursuant to Section 10 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(t) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(u) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(v) "Restricted Stock Award" shall mean an award of Restricted Stock under
Section 9 hereof.

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(w) "Shares" shall mean shares of the common stock of the Company, $1.00 par value, and such other securities of the Company as the Committee may from time to time determine.

(x) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant,

     either, the excess of the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, the excess of the Fair Market Value of one Share at any time during a specified period before the date of exercise over the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(y) "Stockholder Meeting" shall mean the annual meeting of stockholders of the Company held each year.

(z) "Subsidiaries" shall mean any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.


SECTION 3.  ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed twenty-five thousand (25,000), subject to any adjustment according to the terms of Section 4(b); (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or its

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Subsidiaries.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4.  SHARES SUBJECT TO THE PLAN.
(a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan in each calendar year shall be one percent (1.0%) of the total outstanding Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such years, as well as Shares subject to Awards forfeited or terminated in the manner noted below; and provided further, that no more than five hundred thousand (500,000) Shares shall be cumulatively available for grant under the Plan. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

(b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number of Shares which may be delivered under the Plan, and in the number of Shares subject to outstanding Options granted under the Plan, and in the price or number of Shares subject to Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, and provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.  ELIGIBILITY.
Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

SECTION 6.  STOCK OPTIONS.
Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than the Fair Market Value of the Share on the date of the grant of the Option. In no event shall the Option Price of any Non-qualified Stock Option be less than 50% of the Fair Market Value of the Shares on the date of grant, and the number of such below-market Options shall be limited to 25% of the Options available for grant in any calendar year.

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(b) Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

(d) Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price shall be payable in full to the Company either: in cash or its equivalent, or by tendering to the Company, or certifying by the Participant to the satisfaction of the Company, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered or certified must have been held by the Participant for at least six (6) months prior to their tender or certification), or by a combination of these methods. The Committee may also allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means the Committee determines to be consistent with the Plan's purpose and applicable law.

(f) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

SECTION 7.  STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less

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than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.  LIMITED STOCK APPRECIATION RIGHTS.
Limited Stock Appreciation Rights may be granted hereunder to Participants in addition to or related to any Option or Stock Appreciation Right granted under the Plan. A Limited Stock Appreciation Right may be granted at the time the Option or Stock Appreciation Right is granted or at any time thereafter. Limited Stock Appreciation Rights are exercisable in full for a period of seven months following the date of a Change in Control as defined in Section 11(b).

(a) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each Limited Stock Appreciation Right shall be equal to the difference between the Option price of the Shares covered by the related Option or Stock Appreciation Right and the Market Price of such Shares.
 Market Price is defined to be the greater of (i) the highest price of the Shares paid in connection with a Change in Control and (ii) the highest price of the Shares reflected in the New York Stock Exchange Transactions Report during the 60-day period prior to the Change in Control.

(b) Form of Payment. Payments to Participants upon the exercise of Limited Stock Appreciation Rights shall be made solely in cash.

(c) Effect of Exercise. If Limited Stock Appreciation Rights are exercised, the Options and Stock Appreciation Rights related to them cease to be exercisable. Upon the exercise or termination of the Options or Stock Appreciation Rights, the related Limited Stock Appreciation Rights terminate.

SECTION 9.  RESTRICTED STOCK.
(a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

(b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) Forfeiture of Restricted Stock Award. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's

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shares of Restricted Stock.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee.

SECTION 10.  PERFORMANCE AWARDS.
Performance Awards, including Performance Shares and Performance Units, may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance standards to be used during any Performance Period shall include measures such as net earnings, operating income, cash flow, return on equity, return on capital employed, return on assets, and total stockholder return. The performance standards selected and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in
Section 11, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by theCommittee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The maximum cash award paid to any Participant during any plan year shall be no more than five hundred thousand dollars ($500,000).

SECTION 11.  CHANGE IN CONTROL.
(a) In order to maintain the Participants'rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised orrealized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable;
(iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b) A Change in Control shall be deemed to have occurred for the purposes of the Plan on the date of occurrence of any of the events set forth in clauses
(1), (2) and (3) of this subparagraph;

  (1) the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership
  determined as provided in Rule 13d-3, or any   successor rule, under the
  Exchange Act), of securities of the Company entitling the person or group to 20% or more of all votes to which all shareholders of the Company would be

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  entitled in the election of Directors were an election held on such date;
  provided, that any shares held by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 1995, any affiliate or associate as of January 1, 1995 of any such person, any beneficiary or any trust or estate included in any such person or group, any member of the family of any such person, and trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an "Existing Shareholder"), shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if such person or group includes any person who is not an Existing Shareholder and such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors;

  (2) the date on which there is a failure of individuals who were members of the Board of Directors as of May 5, 1995 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

  (3) the date of approval by the shareholders of the Company of an agreement ( a "reorganization agreement") providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions shall constitute a "Change in Control" as to the holder of any Stock Option if such transaction or series of transactions required such holder to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company's securities and effecting a "Change in Control" as defined herein.

SECTION 12.  AMENDMENTS AND TERMINATION.
The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award heretofore granted, without the Participant's consent, or that without the approval of the stockholders would:

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(a) except as is provided in Section 4(b) of the Plan, increase the total number of shares reserved for the purposes of the Plan; or

(b) change the employees or class of employees eligible to participate in the Plan.

The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having Fair Market Value or higher option prices, except the number of Options substituted shall not exceed ten percent (10%) of the total number of shares authorized under the Plan.

The Plan shall become effective on May 5, 1995, and shall remain in effect, subject to the right of the Board to amend, alter or discontinue the Plan as described above, until May 5, 2005.

SECTION 13.  GENERAL PROVISIONS.

(a) The adoption of this Plan by the stockholders at the 1995 Stockholder Meeting will simultaneously terminate the 1989 Restricted Stock Purchase Plan. Outstanding Awards under the 1989 Restricted Stock Plan shall continue in full force and subject to the provisions of the 1989 Restricted Stock Plan.

(b) No Award shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the lifetime of the Participant, only by the Participant or, if permissible under applicable law, by the guardian or legal representative of the Participant.

(c) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

(d) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(e) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(f) The Committee shall be authorized to make adjustments in Performance Award standards or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.
 The Committee may correct any defect, supply any omission or reconcile any

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inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(g) The Committee shall have full power and authority to determine any other type and form of Award beyond those enumerated above to grant a Participant for the furtherance of the purposes of the Plan.

(h) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

(i) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(k) As circumstances may from time to time require, the Committee may in its sole discretion make available to Participants loans for the purpose of exercising Options. These loans shall include such terms as the Committee deems reasonable in its sole discretion.

(l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant's marginal tax rate.

(m) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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(n) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey and applicable Federal law.

(o) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.